Exhibit 99.2

COMMAND TRANSPORTATION, LLC

AND SUBSIDIARY

Skokie, Illinois

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015

Command Transportation, LLC and Subsidiary

Condensed Consolidated Balance Sheets

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash	$19,325,699	$14,994,545
Accounts receivable, net of allowance for doubtful accounts of $921,354 and $553,837 as of March 31, 2015 and December 31, 2014, respectively	67,768,219	70,393,213
Prepaid expenses and other current assets	1,083,470	825,890
Total current assets	88,177,388	86,213,648

Property and equipment
Furniture and equipment	6,094,649	6,012,962
Computer software	1,101,277	1,101,277
Leasehold improvements	1,761,636	1,761,636
Internally developed software	1,627,835	1,627,835
Internally developed software in progress	597,959	347,811
Total cost of property and equipment	11,183,356	10,851,521
Less accumulated depreciation	(7,318,436)	(6,921,647)
Total cost of property and equipment	3,864,920	3,929,874

Intangibles assets, net	—	—
Total long-term assets	3,864,920	3,929,874

Total assets	$92,042,308	$90,143,522

Liabilities and members’ equity
Current liabilities:
Accounts payable	$12,606,216	$10,415,575
Accrued expenses	8,286,213	8,890,971
Current portion of deferred compensation liabilities	6,337,448	5,909,185
Total current liabilities	27,229,877	25,215,731
Long-term portion of deferred compensation liabilities	4,305,518	10,508,620
Total liabilities	31,535,395	35,724,351

Members’ equity	60,506,913	54,419,171
Total liabilities and members’ equity	$92,042,308	$90,143,522

Command Transportation LLC, and Subsidiary

Condensed Consolidated Statements of Operations and Members’ Equity

(unaudited)

	Three Months Ended March 31,
	2015	2014
Net sales	$134,381,911	$136,742,266

Cost of sales	109,807,808	112,215,927

Gross profit	24,574,103	24,526,339

OPERATING EXPENSES:
Commissions	8,968,285	8,959,235
Selling, general, and administrative expenses	9,396,126	7,981,441
Depreciation and amortization	396,789	272,743
Total adjustment to deferred compensation liabilities	(274,839)	2,519,501
Total operating expenses	18,486,361	19,732,920

INCOME FROM OPERATIONS	6,087,742	4,793,419

Interest expense	—	111,787

NET INCOME	6,087,742	4,681,632

Members’ equity, as of beginning of period	54,419,171	33,230,821

Distributions to members	—	(50,000)

Members’ equity, as of end of period	$60,506,913	$37,862,453

Command Transportation, LLC and Subsidiary

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
	2015	2014

Net income	$6,087,742	$4,681,632
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	396,789	248,264
Amortization	—	22,199
Provision for (recoveries of) doubtful accounts	367,517	(73,036)
Total adjustment to deferred compensation liabilities	(274,839)	2,519,501
Change in assets and liabilities
Accounts receivable	2,257,478	(23,776,552)
Prepaid expenses and other current assets	(257,580)	(836,086)
Accounts payable	2,190,642	4,737,139
Accrued expenses	(604,758)	3,735,715
Payment of deferred compensation liabilities	(5,500,000)	—
Net cash provided by (used in) operating activities	4,662,991	(8,741,224)

Purchases of property and equipment	(331,837)	(230,601)
Net cash used in investing activities	(331,837)	(230,601)

Borrowings from majority member	—	4,000,000
Distributions to members	—	(50,000)
Net cash provided by financing activities	—	3,950,000

Net change in cash	4,331,154	(5,021,825)
Cash, beginning of period	14,994,545	5,815,783
Cash, end of period	$19,325,699	$793,958

Command Transportation, LLC and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 1 - NATURE OF BUSINESS

Nature of Business: Command Transportation, LLC and Subsidiary (the “Company”) is a broker of freight, servicing companies throughout the United States of America. The Company is headquartered in Skokie, Illinois, with locations also in St. Louis, Missouri; Kansas City, Kansas; and Houston, Texas. The Company was formed during 2005 under an operating agreement that provides the Company with an indefinite life and the operating agreement limits member’s liability to the capital the member contributed.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Command Transportation, LLC and its wholly owned subsidiary, Command Texas, LLC. All significant intercompany transactions have been eliminated in consolidation.

Revenue Recognition: Transportation sales and related transportation costs are recognized when the shipment has been delivered by a third-party carrier. Fees for service sales are recognized when the services have been rendered. At the time of delivery or rendering of services, as applicable, the Company’s obligation to fulfill a transaction is complete and collection of sales are reasonably assured. The Company generally recognizes sales on a gross basis, as opposed to a net basis similar to a commission arrangement, because the Company bears the risks and benefits associated with sales generating activities by, among other things: acting as a principal in the transaction; establishing prices; managing all aspects of the shipping process; and taking the risk of loss for collection, delivery, and returns.

Accounts Receivable and Allowance for Doubtful Accounts: Accounts receivable consists of amounts billed to customers, net of an allowance for doubtful accounts based on a review of all outstanding amounts on a periodic basis. Management of the Company determines the allowance for doubtful accounts by identifying troubled accounts receivable and by considering historical bad debt statistics. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The Company does maintain credit insurance at 90.00% indemnity on customer accounts receivables that are reported as a claim under this credit insurance. The Company does not accrue interest on any of its accounts receivable.

Cash Concentration: The Company has cash and cash equivalents in accounts at a financial institution in the Chicago, Illinois area that are insured at the institution by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. It is management of the Company’s assessment that the possibility of a loss in regard to these accounts is remote.

Fair Value of Financial Instruments: The Company’s carrying amount for its financial instruments, which include cash, accounts receivable, and accounts payable, approximates fair value due to the short-term nature of these instruments.

Property and Equipment: Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred, and expenditures for additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or other retirement of depreciable property and equipment, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in results from operations. Depreciation of furniture and equipment and computer software is recorded using the straight-line or accelerated methods over the estimated useful lives of the depreciable assets. Depreciable lives for furniture and equipment range from five to seven years and depreciable lives for computer software are three years. Amortization of leasehold improvements is recorded ratably over the shorter of the useful life of the asset or the lease term of the related assets. Depreciation expense related to property and equipment was $396,789 and $248,264 for the three months ended March 31, 2015 and 2014, respectively.

The Company recognizes internally developed computer software costs in accordance with accounting guidance related to the costs of computer software developed or obtained for internal use. As such, the Company expenses all costs incurred that relate to the planning and post-implementation phases of development. Costs incurred in the development phase are capitalized and depreciation is recognized over the computer software’s estimated useful life of five years. Costs associated with maintenance of existing computer software or the development of computer software content are expensed as incurred.

Long-lived assets are periodically reviewed for impairment, and the carrying value of any impaired asset is charged to expense in the period the determination of impairment is made. As of March 31, 2015 and December 31, 2014, management of the Company determined that there was no impairment of long-lived assets.

Intangible Assets: Intangible assets resulted from business acquisitions in previous years. Intangible assets are initially measured at fair value and consist of the Company’s purchase price allocation to customer relationships and are amortized on a straight-line basis over their estimated useful lives. Intangible assets were fully amortized as of December 31, 2014.

Income Taxes: The Company was formed as a limited liability corporation. Under Section 7701A.2 of the Internal Revenue Code and a similar section of the state income tax law, limited liability companies are treated as partnerships for tax purposes. Accordingly, partnerships are not subject to income taxes. The members report their distributed share of the Company’s profit or loss on their personal income tax return. Under state income tax law, the Company is responsible for certain state taxes. State income tax expenses were $1,715 and $1,057 for the three months ended March 31, 2015 and 2014, respectively and are recorded as a component of selling, general, and administrative expenses in the consolidated statements of operations and members’ equity.

Uncertain Tax Positions: The Company recognizes a tax position as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50.00% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company’s tax periods since the year ended December 31, 2010 are open to examination. The Company’s significant tax jurisdictions are the United States of America and certain states in which the Company operates. As of March 31, 2015 and December 31, 2014, the Company had no significant uncertain income tax positions, which would have resulted in a liability to the Company. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months. The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits in interest expense and income tax expense, respectively. The Company has no amounts accrued for interest or penalties as of March 31, 2015 and December 31, 2014.

Use of Estimates: The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts, estimated lives of long-lived assets, the carrying value of intangible assets, and the deferred compensation liabilities.

Subsequent Events: Management of the Company has performed an analysis of the activities and transactions subsequent to March 31, 2015 to determine the need for any adjustments to and/or disclosures within the consolidated financial statements as of March 31, 2015 and for the three months ended March 31, 2015. As of June 1, 2015, the Company agreed to sell all membership units of the Company to Echo Global Logistics, Inc. for approximately $420,000,000. Management of the Company has performed a review of matters through August 14, 2015.

NOTE 3 - NEW ACCOUNTING PRONOUNCEMENTS

In November 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-17, Pushdown Accounting. This ASU provides companies with the option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The election to apply pushdown accounting can be made either in the period in which the change of control occurred, or in a subsequent period. This ASU is effective as of November 18, 2014, the date of its issuance. The adoption of this standard had no impact on the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date of issuance of the entity’s financial statements. The standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, to clarify the principles used to recognize revenue for all entities. The guidance is effective for annual and interim periods beginning after December 15, 2017. Two methods of adoption are permitted - a full retrospective method that applies the new standard to each prior reporting period presented or a modified retrospective approach that recognizes the cumulative effect of applying the new standard at the date of initial application. Early adoption is not permitted. The Company is evaluating the effects, if any, that the adoption of this guidance will have on the Company’s consolidated financial statements.

NOTE 4 — INTANGIBLE ASSETS

The intangible assets gross cost and accumulated amortization as of March 31, 2015 and December 31, 2014 consisted of the following:

	Useful
	Life	March 31, 2015	December 31, 2014
Customer relationships	7 years	$5,040,081	$5,040,081
Less accumulated amortization		(5,040,081)	(5,040,081)

Net value of intangible assets		$—	$—

Amortization expense related to intangible assets was $0 and $24,479 for the three months ended March 31, 2015 and 2014, respectively.

NOTE 5 - ACCRUED EXPENSES

Accrued expenses as of March 31, 2015 and December 31, 2014 consisted of the following:

	March 31, 2015	December 31, 2014
Accrued commissions	$6,985,915	$7,533,372
Accrued vacation	810,308	754,974
Accrued bonuses	470,730	574,717
Accrued other	19,260	27,908

Accrued expenses	$8,286,213	$8,890,971

NOTE 6 - OPERATING LEASE COMMITMENTS

As of March 31, 2015, the Company leases their office building headquarters from a company owned by the majority member of the Company, and thus, this lease is considered a lease with a related party. This lease requires monthly rental payments of $54,638 for the duration of the lease, which ends in December 2018. The Company is obligated to pay real estate taxes, insurance, and all building maintenance costs in addition to the minimum rental payments for the facility related to this lease. The total rental expense related to this lease was $163,914 for each of the three months ending March 31, 2015 and 2014.

The Company is also obligated, under various operating leases with non-related parties expiring at various dates through November 2019, for other office facilities. In accordance with the lease term for each of these facilities, the Company is obligated to pay real estate taxes and/or certain building maintenance costs in addition to the minimum rental payments. The total rental expense related to these leases was $181,180 and $176,727 for the three months ending March 31, 2015 and 2014, respectively.

Future minimum lease payments for the calendar years ended are as follows:

		Non-related
	Related Party	Party	Total
2015	$491,742	$459,991	$951,733
2016	655,656	644,416	1,300,072
2017	655,656	647,142	1,302,798
2018	655,656	260,363	916,019
2019	—	111,619	111,619

Total	$2,458,710	$2,123,531	$4,582,241

NOTE 7 - RELATED PARTY TRANSACTIONS

Due to Majority Member: The Company had borrowings outstanding from its majority member under a note payable agreement. From time to time, the Company actively increased borrowings from the majority member and also made payments to the majority member in order to repay borrowings. Interest on outstanding borrowings was applied at 6.00% per annum and was payable monthly. The note payable was due on demand. As of December 31, 2014 all outstanding borrowings had been paid in full.

NOTE 8 - EMPLOYEE BENEFITS

The Company sponsors a 401(k) retirement plan that covers substantially all full-time employees of the Company who have completed at least three months of continuous service with the Company and who have attained the minimum age of 21. Under the 401(k) retirement plan, employees of the Company are automatically enrolled in the plan as soon as they meet the above eligibility requirements, unless the employee of the Company opts out of enrollment. Employees of the Company enrolled can elect to contribute the maximum amount allowable under the Internal Revenue Code. The Company makes matching contributions to the plan equal to 50.00% of contributions from employees of the Company, but not to exceed $2,000. The Company’s contributions for the three months ended March 31, 2015 and 2014 were $315,604 and $230,422, respectively.

NOTE 9 - DEFERRED COMPENSATION LIABILITIES

In a previous year, the Company entered into an asset purchase agreement whereby the Company acquired certain assets and liabilities of an unrelated entity. The purchase agreement required certain consideration payable under a promissory note agreement with an owner of the acquired entity and an installment note agreement each with another owner of the acquired entity.

Under the promissory note arrangement, one of the owners (“holder of the promissory note”) of the acquired entity (who is a member of the Company) received consideration that was defined in the form of strips.  The first set of strips were referred to as strip E payments and were paid in previous years. The second, and final, set of strips were referred to as strip G payments, which consist of consideration in an amount equal to the product of 0.3511 multiplied by the earnings before interest, tax, depreciation, and amortization (“EBITDA”), and bonuses payable to the holder of the promissory note, of the Company for the year ended December 31, 2014. This amount shall be payable without interest in two equal installments on or before March 15, 2015 and on or before March 15, 2016.  Total payments made for partial settlement of the promissory note during the three months ended March 31, 2015 and 2014 were $5,500,000 and $0, respectively.  Management of the Company has estimated a liability of $6,337,448 and $11,818,370 as of March 31, 2015 and December 31 2014, respectively related to this deferred compensation liability.

Under the installment note agreement, another owner (“holder of the installment note”) of the acquired entity (who is an executive of the Company) received consideration that was defined in the form of payment when a triggering event, as defined in the installment note agreement, occurs. The payment calculation base and percentages applied to the base in order to determine the payment obligation are specific to each triggering event scenario. The following summarizes the triggering events and obligation calculation terms:

a)             Payment if the holder of the installment note is terminated by the Company without cause and not in connection with a change in control, or if the holder of the installment note terminates employment with the Company with good reason or upon non-renewal of the employment agreement with the Company upon expiration of employment term. Under this scenario, the payment obligation is seven times the EBITDA of the Company for the immediately preceding year attributable to a 5.60% membership interest in the Company.

b)             Payment if the holder of the installment note voluntarily terminates employment with the Company without good reason. Under this scenario, the payment obligation is seven times the EBITDA of the Company for the immediately preceding year with an applicable percentage based on the year of voluntary termination. The applicable percentages increase each year.  The applicable percentages for the three months ended March 31, 2015 and December 31, 2014 was 2.00%.

c)              Payment due on account of death or permanent disability of the holder of the installment note.  Under this scenario, the payment obligation is seven times the EBITDA of the Company for the immediately preceding year with an applicable percentage based on the year of death or permanent disability of the holder of the installment. The applicable percentages increase each year. The applicable percentages for the three months ended March 31, 2015 and December 31, 2014 was 4.00%.

d)             Payment due to change in control. Under this scenario, if the holder of the installment note has not previously received, and will not receive, any payments under the above scenarios, the payment obligation is attributable to a 5.60% membership interest in the Company in conjunction with a change in control.

As of March 31, 2015 and December 31, 2014, no triggering events, as defined above, have occurred. The holder of the installment note continues to be an employee of the Company through August 14, 2015. The installment note agreement term is currently defined assuming the holder of the installment note remains an employee of the Company through December 31, 2018. As such, management of the Company has estimated the liability associated with this arrangement as of March 31, 2015 and December 31, 2014 assuming the terms of triggering event b and assuming the holder of the installment note will remain employed with the Company through the term of the installment note agreement. Accordingly, management of the Company has estimated a liability of $4,305,518 and $4,599,435 as of March 31, 2015 and December 31, 2014, respectively, related to this deferred compensation liability.

The deferred compensation liabilities activity for the three months ended March 31, 2015 and 2014 are summarized as follows:

	March 31, 2015	March 31, 2014
Beginning deferred compensation liabilities	$16,417,805	$6,137,303
Payments made for deferred compensation liabilities	(5,500,000)	—
Adjustment to the deferred compensation liabilities based on performance of the Company	(301,966)	2,508,761
Accretion of the deferred compensation liabilities	27,127	10,740

Total deferred compensation liabilities	$10,642,966	$8,656,804

The Company also has employment agreements with two other individuals.  These employment agreements require bonus payments to the individuals that are triggered by a change in control.  The associated bonus amounts are not earned by the individuals until the change in control occurs.  As of March 31, 2015 and December 31, 2014, no amounts were accrued pursuant to these agreements as no change in control had occurred.  However, associated with the sale of the Company’s membership units to Echo Global Logistics, Inc. as of June 1, 2015, the change in control was triggered.  As such, the Company made bonus payments of $6,906,143 on May 29, 2015 to the individuals in association with the terms and conditions of these employment agreements.

NOTE 10 - FAIR VALUE MEASUREMENTS

The Company accounts for items requiring fair value using a fair value hierarchy which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Fair value is determined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1:                Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2:                Quoted prices in markets that are not active or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3:                Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The following table provides a summary of the financial liabilities measured at fair value on a recurring basis as of March 31, 2015 and December 31, 2014:

	Fair Value Estimates as of March 31, 2015
	Level 1	Level 2	Level 3	Total

Deferred compensation liabilities	$—	$—	$(10,642,966)	$(10,642,966)

	Fair Value Estimates as of December 31, 2014
	Level 1	Level 2	Level 3	Total

Deferred compensation liabilities	$—	$—	$(16,417,805)	$(16,417,805)

The fair value of the deferred compensation liabilities was determined using a probability of certain financial targets being obtained. That approach is based on significant inputs that are not observable in the market, which are referred to as Level 3 inputs. Changes in the fair value of the deferred compensation liabilities are included in the total adjustment to the deferred compensation liabilities on the consolidated statement of operations and members’ equity were ($274,839) and $2,519,501 for the three months ended March 31, 2015 and 2014, respectively. Changes attributable to accretion of the deferred compensation liabilities on the consolidated statements of operations and members’ equity were $27,127 and $10,740 for the three months ended March 31, 2015 and 2014, respectively.

NOTE 11 - CONTINGENCIES AND COMMITMENTS

The Company is subject to various legal proceedings and claims that have arisen in the ordinary course of its business. In the opinion of management of the Company, the Company is currently not involved in any active litigation or claims that could have a material impact on the consolidated financial position of the Company.

The Company provides medical insurance benefits under various self-insurance plans for employees of the Company. As of March 31, 2015 and December 31, 2014, the plans included both individual and aggregate stop loss maximums of $80,000 and $1,223,597, respectively.  The Company accrues for estimated claims that have been incurred but not yet paid.